UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

Andersen Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43014	33-4630773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bush Street
Suite 1700 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

(415) 764-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ANDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 27, 2026, the Board of Directors (the “Board”) of Andersen Group Inc. (the “Company”) appointed Susan Decker as a member of the Board, with her initial term expiring at the Company’s 2026 annual meeting of stockholders. In connection with Ms. Decker’s appointment, and pursuant to the Company’s certificate of incorporation and bylaws, the Board has increased the number of authorized directors of the Board to eight members. The Board has determined that Ms. Decker is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the New York Stock Exchange, and has appointed Ms. Decker as a member of the compensation committee and the risk committee.

Pursuant to the letter agreement dated July 15, 2025 between the Company and Ms. Decker (the “Letter Agreement”), Ms. Decker became an advisor to the Board and was granted 2,500 profits interest units (the “Grant”) in Andersen Tax LLC, a subsidiary of the Company, in connection with Ms. Decker’s eventual Board service, which were fully vested upon grant. In connection with the reorganization transactions undertaken as part of the Company’s initial public offering, these profits interest units were exchanged for 250,000 Class X Aggregator Units.

Pursuant to the Letter Agreement, Ms. Decker is required to retain one-third of the Grant and is restricted from converting more than 20% of the Grant into the Company’s Class A common stock per year (on a cumulative basis). Additionally, if Ms. Decker did not become a director of the Company by July 1, 2026, the Company had the right to repurchase 80% of the Grant at book value. If Ms. Decker terminates her services as a director with the Company: (i) prior to July 1, 2027, the Company has the right to repurchase 60% of the Grant at book value, (ii) prior to July 1, 2028, the Company has the right to repurchase 40% of the Grant at book value, and (iii) prior to July 1, 2029, the Company has the right to repurchase 20% of the Grant at book value. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q and is incorporated by reference herein.

Ms. Decker has entered into the Company’s standard form of indemnification agreement. Except as set forth in this Item 5.02, there is no arrangement or understanding between Ms. Decker and any other person pursuant to which Ms. Decker was appointed as a member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDERSEN GROUP INC.

Date: April 28, 2026	By:	/s/ Mark L. Vorsatz
	Name:	Mark L. Vorsatz
	Title:	Chief Executive Officer